Special Shareholder Meeting (unaudited)

On April 16, 2009, a Special Meeting of the Shareholders of John Hancock Investment Trust III and its series, John Hancock Greater China Opportunities Fund, was held at 601 Congress Street, Boston, Massachusetts, for the purpose of considering and voting on the proposal listed below:

Proposal 1: To elect eleven Trustees as members of the Board of Trustees of John Hancock Investment Trust III.

PROPOSAL 1 PASSED FOR ALL TRUSTEE S ON APRIL 16, 2009.

1. Election of eleven Trustees as members of the Board of Trustees of each of the Trusts (all Trusts):

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
James R. Boyle
Affirmative	3,943,418.7140	49.479%	94.611%
Withhold	224,614.2070	2.818%	5.389%
TOTAL	4,168,032.9210	52.297%	100.000%
John G. vrysen
Affirmative	3,945,159.4070	49.501%	94.653%
Withhold	222,873.5140	2.796%	5.347%
TOTAL	4,168,032.9210	52.297%	100.000%
James F. Carlin
Affirmative	3,946,575.4470	49.518%	94.687%
Withhold	221,457.4740	2.779%	5.313%
TOTAL	4,168,032.9210	52.297%	100.000%
william h. Cunningham
Affirmative	3,943,043.4550	49.474%	94.602%
Withhold	224,989.4660	2.823%	5.398%
TOTAL	4,168,032.9210	52.297%	100.000%
deborah Jackson
Affirmative	3,941,714.4760	49.457%	94.570%
Withhold	226,318.4450	2.840%	5.430%
TOTAL	4,168,032.9210	52.297%	100.000%
Charles L. Ladner
Affirmative	3,927,828.8630	49.283%	94.237%
Withhold	240,204.0580	3.014%	5.763%
TOTAL	4,168,032.9210	52.297%	100.000%
Stanley Martin
Affirmative	3,943,746.7190	49.483%	94.619%
Withhold	224,286.2020	2.814%	5.381%
TOTAL	4,168,032.9210	52.297%	100.000%
Patti McGill Peterson
Affirmative	3,943,469.4090	49.479%	94.612%
Withhold	224,563.5120	2.818%	5.388%
TOTAL	4,168,032.9210	52.297%	100.000%

John A. Moore
Affirmative Withhold	3,925,929.7100	49.259%	94.191%
	242,103.2110	3.038%	5.809%
TOTAL	4,168,032.9210	52.297%	100.000%
Steven R. Pruchansky
Affirmative Withhold
	3,946,207.2980	49.514%	94.678%
	221,825.6230	2.783%	5.322%

TOTAL	4,168,032.9210	52.297%	100.000%
Gregory A. Russo
Affirmative Withhold
	3,946,638.5840	49.519%	94.688%
	221,394.3370	2.778%	5.312%
TOTAL	4,168,032.9210	52.297%	100.000%

On May 5, 2009, an adjourned session of a Special Meeting of the Shareholders of John Hancock Investment Trust III and its series, John Hancock Greater China Opportunities Fund, was held at 601 Congress Street, Boston, Massachusetts, for the purpose of considering and voting on the proposals listed below:

Proposal 2: To approve a new form of Advisory Agreement between John Hancock Investment Trust III and John Hancock Advisers, LLC. (all Funds)

PROPOSAL 2 DID NOT PASS ON MAY 5, 2009.

2. Approval of a new form of Advisory Agreement between each Trust and John Hancock Advisers, LLC (all Funds).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	2,683,839.9149	33.674%	53.279%
Against	230,716.4347	2.895%	4.580%
Abstain	149,028.8604	1.870%	2.958%
Broker Non-Votes	1,973,797.0000	24.766%	39.183%
TOTAL	5,037,382.2100	63.205%	100.000%

Proposal 3: To approve the following changes to fundamental investment restrictions:

PROPOSALS 3A-3F DID NOT PASS ON MAY 5, 2009.

3. Approval of the following changes to fundamental investment restrictions (See Proxy Statement for Fund(s) voting on this Proposal):

3A. Revise: Concentration

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	2,683,057.1491	33.664%	53.263%
Against	230,873.2673	2.897%	4.583%
Abstain	149,654.7936	1.878%	2.971%
Broker Non-Votes	1,973,797.0000	24.766%	39.183%
TOTAL	5,037,382.2100	63.205%	100.000%

3C. Revise: Underwriting
Affirmative Against Abstain	2,694,959.0750	33.814%	53.500%
Broker Non-Votes	219,201.4054	2.750%	4.351%
	149,423.7296	1.875%	2.966%
	1,973,798.0000	24.766%	39.183%
TOTAL	5,037,382.2100	63.205%	100.000%

3d. Revise: Real estate
Affirmative Against Abstain	2,700,694.0589	33.885%	53.613%
Broker Non-Votes	205,425.8011	2.578%	4.078%
	157,463.3500	1.976%	3.126%
	1,973,799.0000	24.766%	39.183%
TOTAL	5,037,382.2100	63.205%	100.000%

3e. Revise: Loans

Affirmative Against Abstain	2,611,173.9050	32.763%	51.836%
Broker Non-Votes	298,417.6094	3.744%	5.924%
	153,993.6946	1.932%	3.057%
	1,973,797.0010	24.766%	39.183%

TOTAL	5,037,382.2100	63.205%	100.000%

3F. Revise: Senior
Securities
Affirmative Against Abstain	2,712,510.8945	34.034%	53.847%
Broker Non-Votes	220,175.7521	2.763%	4.371%
	130,896.5634	1.642%	2.599%
	1,973,799.0000	24.766%	39.183%

TOTAL	5,037,382.2100	63.205%	100.000%

Proposal 4: To approve amendments changing Rule 12b-1 Plans for certain classes of the Fund from “reimbursement” to compensation plans.

PROPOSAL 4 DID NOT PASS FOR ANY OF THE CLASSES OF SHARES ON MAY 5, 2009. Class A—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	1,800,772.4499	33.510%	53.189%
Against	176,508.5344	3.285%	5.213%
Abstain	134,802.3017	2.509%	3.982%
Broker Non-Votes	1,273,532.0000	23.699%	37.616%
TOTAL	3,385,615.2860	63.003%	100.000%

Class B—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	433,648.5088	35.370%	47.938%
Against	69,160.8305	5.641%	7.646%
Abstain	28,357.9637	2.313%	3.135%
Broker Non-Votes	373,421.0000	30.458%	41.281%
TOTAL	904,588.3030	73.782%	100.000%

Class C—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	316,140.1500	24.853%	48.218%
Against	29,254.3570	2.300%	4.462%
Abstain	9,129.5550	.718%	1.392%
Broker Non-Votes	301,124.0000	23.673%	45.928%
TOTAL	655,648.0620	51.544%	100.000%

Proposal 5: To adopt a manager of manager structure.

PROPOSAL 5 DID NOT PASS ON MAY 5, 2009.

5. Proposal adopting a manager of manager structure (All Funds except Classic Value II, International Classic Value, and Small Cap Funds).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	2,605,146.0157	32.687%	51.716%
Against	289,540.7140	3.633%	5.748%
Abstain	168,898.4793	2.119%	3.353%
Broker Non-Votes	1,973,797.0010	24.766%	39.183%
TOTAL	5,037,382.2100	63.205%	100.000%

Proposal 6: To revise merger approval requirements for John Hancock Investment Trust III

PROPOSAL 6 DID NOT PASS ON MAY 5, 2009.

6. Revision to merger approval requirements (all Trusts).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	1,873,923.9060	23.512%	44.959%
Against	192,440.1810	2.415%	4.617%
Abstain	127,868.8340	1.604%	3.068%
Broker Non-Votes	1,973,800.0000	24.766%	47.356%
TOTAL	4,168,032.9210	52.297%	100.000%